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                         DELAWARE GROUP VALUE FUND, INC.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                  DELAWARE GROUP VALUE FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                  ONE:     The Corporation is registered as an open-end
management investment company under the Investment Company Act of

1940, as amended.

                  TWO:     The first sentence of ARTICLE SECOND of the
Articles of Incorporation, as amended and supplemented, is hereby amended to read as follows:

                           SECOND: The name of the corporation is Delaware Group Equity Funds V, Inc.

                           THREE: The Articles of Incorporation of the
Corporation, as amended and supplemented, are further amended by changing the name of the Series I of the Common Stock to the Value Fund series of the Common Stock, and by deleting the old name of such series from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof, the new name of such series as changed hereby.

                           FOUR: The Articles of Incorporation of the
Corporation, as amended and supplemented, are further amended by changing the names of the Value Fund Class of shares and the Value Fund (Institutional) Class of shares of the Value Fund series (formerly known as the Series I) of the Common Stock to, respectively, the Value Fund A Class of shares and the Value Fund Institutional Class of shares, and by deleting the old names of such classes from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof, the new names of such classes as changed hereby.

                  The names of the other two classes of the common stock of the Value Fund series of the Common Stock of the Corporation (the Value Fund B Class and the Value Fund C Class) shall remain the same.

                           FIVE: The amendments to the Articles of Incorporation
of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of



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the Corporation as required by law and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

                           SIX: The amendments to the Articles of Incorporation
of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name changes.

                           SEVEN: These Articles of Amendment shall become
effective at 4:30 p.m. on November 27, 1996.

                  IN WITNESS WHEREOF, DELAWARE GROUP VALUE FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this 27th day of November, 1996.

                                            DELAWARE GROUP VALUE FUND, INC.

                                            By: /S/George M. Chamberlain, Jr.
                                                --------------------------------
                                                     George M. Chamberlain, Jr.
                                                     Senior Vice President

ATTEST:

/s/Eric E. Miller
----------------------------
         Eric E. Miller
         Assistant Secretary


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                  THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP VALUE
FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                              /s/George M. Chamberlain, Jr.
                                              -----------------------------
                                              George M. Chamberlain, Jr.
                                              Senior Vice President


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